Exhibit (l)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the 1933 Act Registration Statement (Form N-4 No. 333-260538) and Amendment No. 02 to the 1940 Act Registration Statement (Form N-4 No. 811-23752), and to the inclusion of our reports dated June 10, 2022 and May 26, 2021 with respect to the statutory basis financial statements of Universal Life Insurance Company for the registration of units of interest in a flexible premium deferred variable annuity contract.

San Juan, Puerto Rico

October 28, 2022